Exhibit 99.B(p)(40)

CODE OF ETHICS

ARES MANAGEMENT LLC

As of January 15, 2008

1.                                     CODE OF ETHICS

Rule 204A-1 under the Advisers Act requires a registered investment adviser to establish, maintain and enforce a code of ethics applicable to its Covered Persons that includes certain specified provisions. The Company has adopted this Code of Ethics pursuant to the requirements of Rule 204A-1 under the Advisers Act and Rule 17j-1 under the Investment Company Act of 1940. Copies of all forms discussed in this Code of Ethics may be obtained on the Company’s intranet at http://intranet or by contacting the Company’s Chief Compliance Officer (the “CCO”).

A.                                  GENERAL STANDARDS

1.                                      No Covered Person may, in breach of any fiduciary duty he or she owes to the investment funds advised or managed by the Company (each a “Fund” and collectively the “Funds”):

a.                            engage, directly or indirectly, in any business investment in a manner detrimental to the Funds; or

b.                           use confidential information gained by reason of his or her employment by or affiliation with the Company in a manner detrimental to the Funds.

2.                                      Before, or at the time that, a Covered Person recommends or authorizes the purchase or sale of a Covered Security by a Fund, he or she must disclose to the CCO:

a.                            any Beneficial Ownership in such Covered Security that he or she has or proposes to acquire;

b.                           any interest he or she has or proposes to acquire in any third party account in which such Covered Security is held; and

c.                            any interest in or relationship with the issuer of such Covered Security that he or she has or proposes to acquire.

3.                                      Each Covered Person must conduct his or her personal securities transactions in a manner that is consistent with this Code of Ethics and that will avoid an abuse of his or her position of trust and responsibility with the Company.

4.                                      No Covered Person may engage in any act, practice, or course of business that is in breach of the fiduciary duty of care, loyalty, honesty and good faith that he or she, and the Company, owe to the Funds.

5.                                      No Covered Person may, in connection with his or her duties for the Company or a Fund, engage in any act, practice or course of business in violation of any applicable law, rule or regulation including, without limitation, the federal securities laws.

6.                                      Unless a Covered Person has obtained prior approval from the CCO, no Covered Person may purchase or sell (or otherwise acquire or dispose of) direct or indirect Beneficial Ownership of any Covered Security.

B.                                    PRE-CLEARANCE POLICY

1.                                      Pre-clearance Procedures

Covered Persons must have written clearance for any transactions in a Covered Security (including transactions by or for a family member in a Covered Account) before completing the transaction including, without limitation, Covered Securities to be purchased in an Initial Public Offering or Limited Offering. The Company reserves the right to disapprove any proposed transaction that may have the appearance of improper conduct, and may decline to pre-clear a proposed transaction by a Covered Person in a Covered Security for a number of reasons, including, but not limited to:

•                                          conflicting sides of a transaction with clients;

•                                          violation of a confidentiality agreement;

•                                          issuer included on the Company’s Restricted List; and

•                                          “front running” a proposed transaction before the consummation of a trade by a client through a program established by that client.

All pre-clearance requests must be submitted to the CCO or another member of the Compliance Department. Once pre-clearance is granted to a Covered Person, such person may only transact in a Covered Security for such period as specified by the CCO. If the Covered Person wishes to transact in a Covered Security on the following or any other day subsequent to the window period, he/she must again obtain pre-clearance for the transaction.

If the CCO is the person whose acquisition requires such approval, he or she must obtain such approval from the General Counsel (or his or her designee).

2.                                       Pre-clearance Exceptions

Pre-clearance under this Section is not required for the following transactions:

a.                                       Purchases or sales over which a Covered Person has no direct or indirect influence or control (e.g., transactions in an account managed by an unaffiliated money manager where the Covered Person has no investment influence or discretion);

b.                                      Purchases or sales effected pursuant to a program (such as a dividend reinvestment plan) in which periodic purchases (or sales) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation;

c.                                       Acquisition of securities through stock dividends, dividend reinvestments, stock splits, reverse stock splits, mergers, consolidations, spin-offs, and other similar corporate reorganizations or distributions generally applicable to all holders of the same class of securities;

d.                                      Purchases or sales of shares in exchange-traded funds;

e.                                       Purchases or sales of futures and options on currencies or on a securities index;

f.                                         Other non-volitional events, such as exercise of an option at expiration; or

g.                                      Purchases or sales of municipal securities.

C.                                     PROCEDURES TO IMPLEMENT CODE OF ETHICS

The following reporting, review and record keeping procedures have been established to assist in the avoidance of a violation of this Code of Ethics and to assist the Company in preventing, detecting, and imposing sanctions for violations of this Code of Ethics. Questions regarding these procedures should be directed to the CCO.

1.                                       Reports to be filed by Covered Person

Each Covered Person must complete and file with the CCO:

a.                                       Initial Holdings Report. Within 10 calendar days of the start of employment, each Covered Person must complete an “Initial Report of Covered Securities and Covered Accounts,” in such form as specified by the CCO, listing all Covered Accounts and Covered Securities. This report must be current as of a date not more than 45 days prior to the Covered Person’s employment start date. Securities acquired in Limited Offerings and other holdings not commonly held in a brokerage account also must be included in this report.

b.                                      A Covered Person who fails to submit the report within 10 calendar days of his or her employment start date will be prohibited from engaging in any personal securities transactions until such report is submitted and may be subject to other sanctions.

c.                                       Quarterly Personal Investment Report. Subject to C(1)(e) below, within 30 days of the end of each calendar quarter, each Covered Person must submit a “Quarterly Report of Covered Securities Transactions,” in such form as specified by the CCO, indicating all Covered Securities transactions made by such Covered Person during the previous quarter.

d.                                      Annual Holdings Report. Within forty-five (45) days of the end of each calendar year, each Covered Person must complete and return to the CCO an “Annual Report of Covered Securities and Covered Accounts,” in such form as specified by the CCO, updated to reflect his or her Covered Accounts and holdings of Covered Securities as of the end of the calendar year.

e.                                       New Accounts. Each Covered Person must report all new accounts in which any securities are held for him/herself, his/her spouse or any immediate family member who shares the same household. Unless an account has been reported to the CCO, the Covered Person is prohibited from engaging in personal securities transactions in that account. New accounts should be reported in the quarterly or annual report.

f.                                         Duplicate Account Statements. Covered Persons are required to have duplicate copies of their trade confirmations and monthly or quarterly account statements for their Covered Accounts forwarded directly to the CCO by each of the brokers, dealers, banks or other financial institutions where those accounts are maintained. Although transactions reported on these confirmations and/or statements are not required to be reported on quarterly reports, quarterly and annual compliance certifications will still be required from each Covered Person.

2.                                       Disclaimer of Beneficial Ownership.

Any Covered Person may at any time or from time to time deliver to the CCO a statement that his or her filing of any report hereunder or the delivery on his or her behalf of any duplicate account statement required hereunder will not be construed as an admission by such Covered Person that he or she has any direct or indirect Beneficial Ownership in the Covered Security to which such report or such duplicate account statement relates.

3.                                       Review of Reports

The Code of Ethics is designed to not only ensure its technical compliance with Rule 204A-1, but also to mitigate any potential material conflicts of interest associated with Covered Persons’ personal trading activities. In developing this Code of Ethics, the Company considered the material risks applicable to Covered Persons’ trading in Covered Securities including, but not limited to:

a.                                       a Covered Person engaging in various personal trading practices that wrongly make use of nonpublic information, thereby resulting in potential harm to the Firm or clients or unjust enrichment to the Covered Person; these practices include trading “ahead” or “front running” of clients and passing nonpublic information on to spouses and other persons over whose accounts the Covered Person has control;

b.                                      a Covered Person “cherry picking” clients’ trades and systematically moving profitable trades to a personal account;

c.                                       a Covered Person engaging in an excessive volume of personal trading that detracts from his or her ability to perform services for clients;

d.                                      a Covered Person taking advantage of his or her position by accepting excessive gifts or other gratuities (including access to Initial Public Offerings) from individuals seeking to do business with the Company;

e.                                       a Covered Person being unaware of what constitutes material nonpublic information.

f.                                         Covered Person serving as a trustee and/or director of an outside organization, which could present potential conflicts; for example, if the Company wants to recommend the organization for investment or if the organization is one of the Company’s service providers; and/or

g.                                      a Covered Person using firm property, including research, supplies, and equipment, for personal trading benefit.

4.                                       Reporting Violations and Remedial Actions. The CCO, the General Counsel or another person acting at the direction and under the supervision of the CCO or General Counsel, will review the reports filed, and account statements delivered, under this Code of Ethics to determine whether any transactions disclosed therein constitute a violation of this Code of Ethics. Before making any determination that a violation has been committed by any Covered Person, the CCO, the General Counsel or his or her designee will afford the Covered Person an opportunity to supply additional explanatory material.

Upon determination that a violation of the Code has occurred, the Company’s senior management may impose such sanctions as it deems appropriate, including, among other things, a letter of censure, suspension or termination of the employment of the violator.

5.                                       Exceptions From Reporting Requirements

a.                                       A Covered Person need not make a report under Section C(1) with respect to a Covered Security held in, or transactions effected for, any account over which the Covered Person has no direct or indirect influence or control. For example, in the case of any accounts managed by an unaffiliated money manager where the Covered Person cannot directly or indirectly influence the management of the account, a Covered Person need not make a report under Section C(1).

b.                                      A Covered Person need not make a quarterly transaction report with respect to transactions effected pursuant to a program (such as a dividend reinvestment plan) in which periodic purchases (or sales) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. However, Covered Securities acquired via an automatic investment plan must still be reported on the initial and annual holdings reports.

6.                                       Obligation to Report Violations. Every Covered Person who becomes aware of a violation of this Code of Ethics must report it to the CCO, who will report it to appropriate management personnel of the Company. The CCO and the management personnel to whom a violation is reported will treat the report confidentially to the extent permitted by law, promptly investigate the matter, and take such disciplinary action as they consider appropriate under the circumstances. Any form of retaliation against a person who reports a violation is prohibited and constitutes a violation of this Code of Ethics.

7.                                       Records. The Adviser will maintain records with respect to this Code of Ethics in the manner and to the extent set forth below, which records may be maintained in electronic form under the conditions described in paragraph (g) of Rule 204-2 under the Advisers Act, and will be available for examination by the SEC or any representative of the SEC at any time and from time to time for reasonable periodic, special or other examination:

a.                                      a copy of this Code of Ethics and any other code of ethics of the Company that is, or at any time within the past five years has been, in effect will be maintained in an easily accessible place;

b.                                     a record of any violation of this Code of Ethics, and of any action taken as a result of such violation, will be preserved in an easily accessible place for at least five years after the end of the fiscal year in which the violation occurs;

c.                                      a copy of each report made by any Covered Person required by the Rule or pursuant to this Code of Ethics, including any information provided in lieu of the reports under paragraph (b) of Rule 204A-1 under the Advisers Act, will be maintained for at least five years after the end of the fiscal year in which it is made or the information is provided, the first two years in an easily accessible place;

d.                                     a record of all persons within the past five years who are or were required to make reports pursuant to paragraph (b) of Rule 204A-1 or this Code of Ethics, or who are or were responsible for reviewing those reports, will be maintained in an easily accessible place;

e.                                      a record of any decision, and the reasons supporting the decision, to approve the acquisition by Covered Person of securities in an Initial Public Offering or in a Limited Offering will be maintained for at least five years after the end of the fiscal year in which such acquisition is approved; and

f.                                        A copy of all written acknowledgements as required by Rule 204A-1 or this Code of Ethics for each person who is, or within the past five years was, a Covered Person.

8.                                       Confidentiality. All reports, duplicate account statements and other information filed or delivered to the CCO or furnished to any other person pursuant to this Code of Ethics will be treated as confidential and intended solely for internal use unless required to be disclosed to a regulatory or governmental agency.

D.                                    DEFINITIONS

1.                                       “1933 Act” means the Securities Act of 1933, as amended.

2.                                       “1934 Act” means the Securities Exchange Act of 1934, as amended.

3.                                       “Advisers Act” means the Investment Advisers Act of 1940

4.                                       “Affiliated Person” of another person means:

a.                             any person directly or indirectly owning, controlling or holding with power to vote 5% or more of the outstanding voting securities of such other person;

b.                            any person 5% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such other person;

c.                             any person directly or indirectly controlling, controlled by or under common control with such other person;

d.                            any officer, director, partner, copartner or employee of such other person;

e.                             if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and

f.                               if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

5.                                       “Beneficial Ownership” means beneficial ownership determined pursuant to Rule 16a-1(a)(2) under the 1934 Act.

6.                                       “Company” means Ares Management LLC and its subsidiaries excluding Ares Capital Management LLC and Ares Capital Corporation.

7.                                       “Covered Account” means an account maintained with any broker, dealer, bank or other financial institution by the Covered Person in which any Securities are held for the direct or indirect benefit of such Covered Person. A Covered Account includes any account of a member of a Covered Person’s immediate family, including spouse, children, stepchildren, grandchildren, parents, stepparents, grandparents, siblings, persons with whom a Covered Person has an adoptive or “in law” relationship or any relatives to whose support the Covered Person contributes, either directly or indirectly, who shares the Covered Person’s household.

8.                                       “Covered Person” means all employees, officers, directors, partners and members of the Company.

9.                                       “Covered Security” means a Security, except that such term does not include:

a.                                       direct obligations of the Government of the United States;

b.                                      bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements;

c.                                       shares issued by open-end investment companies registered under the Investment Company Act other than open-end mutual funds that are advised or sub-advised by Ares (or an affiliate) or are otherwise affiliated with Ares (or an affiliate); and

d.                                      shares of money market funds

10.                                 “Initial Public Offering” means an offering of securities registered under the 1933 Act, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15 of the 1934 Act by virtue of having an equity security registered under Section 12 of the 1934 Act.

11.                                 “Investment Company Act” means the Investment Company Act of 1940, as amended.

12.                                 “Limited Offering” means an offering that is exempt from registration under the 1933 Act including, without limitation, pursuant to Section 4(2) (or Rules 504, 505 or 506 promulgated thereunder) or Section 4(6).

13.                                 “SEC” means the United States Securities and Exchange Commission.

14.                                 “Security” means any note, stock, treasury stock, security future, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security”, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing, and includes, without limitation:

a.                                       equity securities;

b.                                      shares of or interests in mutual funds and exchange traded funds (ETFs);

c.                                       derivative instruments;

d.                                      securities issued in private placements;

e.                                       debt/fixed income securities;

f.                                         limited partnership and limited liability company interests;

g.                                      shares issued by unit investment trusts; and

h.                                      securities issued by Ares Capital Corporation and any other Affiliated Person of Ares.